                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Adaptec, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                PRELIMINARY COPY

                                    ADAPTEC
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 9, 1999

To The Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Adaptec, Inc. (the "Company"), a Delaware corporation, will be held on September 9, 1999 at 9:30 a.m., local time, at the Company's office located at 801 South Milpitas Boulevard, Milpitas, California 95035, for the following purposes:

          1. To elect the following directors to serve for the ensuing year and until their successors are elected: John G. Adler, Laurence B. Boucher; Carl J. Conti; John East; Ilene H. Lang; Robert J. Loarie; B.J. Moore; W. Ferrell Sanders; Robert N. Stephens; and Phillip E. White.

          2. To approve the Company's 1999 Stock Plan and the reservation for issuance thereunder of 1,000,000 shares plus (i) any shares which are reserved but unissued under the Company's 1990 Stock Plan as of the date of the stockholder approval of 1999 Stock Plan and (ii) any shares returned to the 1990 Stock Plan after the date of stockholder approval of the 1999 Stock Plan as a result of the termination of options under the 1990 Stock Plan.

          3. To approve an amendment to the Company's Bylaws to prohibit the repricing of outstanding stock options to a lower exercise price during the term of such options without stockholder approval.

          4. To ratify and approve the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending March 31, 2000.

          5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on July 28, 1999 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to deliver your proxy by telephone or the Internet or to complete, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

                                      By Order of the Board of Directors

                                      Henry P. Massey, Jr.
                                      Secretary

Milpitas, California
August 6, 1999

                             YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested to deliver your proxy by telephone or the Internet or to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                                                                PRELIMINARY COPY

                                 ADAPTEC, INC.
                            ------------------------

                                PROXY STATEMENT

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Adaptec, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held September 9, 1999 at 9:30 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's office located at 801 South Milpitas Boulevard, Milpitas, California 95035. The Company's telephone number at that location is
(408) 945-8600.

     These proxy solicitation materials were mailed on or about August 6, 1999 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on July 28, 1999 are entitled to notice of and to vote at the Annual Meeting. As of July 28, 1999, shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to ChaseMellon Shareholder Services, L.L.C., Attention: Paul Collins, Inspector of Elections, at 235 Montgomery Street, 23rd Floor, San Francisco, California 94104, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted FOR the slate of directors described herein, FOR Proposals Two, Three and Four, and as to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Check your proxy or voting instruction card to see which options are available to you. Voting instructions are included on the proxy or voting instruction card.

     This solicitation of proxies is made by the Company, and all costs associated with soliciting proxies will be borne by the Company. The Company has retained the services of ChaseMellon Shareholder Services, L.L.C. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay ChaseMellon Shareholder Services, L.L.C. a fee not to exceed $9,500 for its services and will reimburse them for certain out-of-pocket expenses that are usual and proper. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the record date. All shares represented at the meeting, whether in person or by a general or limited proxy, will be counted for the purpose of establishing a quorum.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (including "Withheld"), the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote ("Votes Cast") with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

STOCKHOLDER NOMINATIONS AND PROPOSALS

     The Company's Bylaws provide that only persons nominated by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting will be eligible for election as directors. In all cases, to be timely, notice must be received by the Company not less than twenty (20) days prior to the meeting; provided, however, if fewer than thirty (30) days notice or prior public disclosure of the meeting date is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the tenth day following the day on which such notice was mailed or such public disclosure was made. In the notice, the stockholder must provide (a) as to each person, whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors; and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the Company's books, of such stockholder, (ii) the class and number of shares of the Company which are beneficially owned by such stockholder, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination.

     The Company's Bylaws also provide that all business which can be conducted at the meeting must be properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. Business to be brought before the meeting by a stockholder shall not be considered properly brought if the stockholder has not given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to the principal executive offices of the Company not less than forty five (45) days prior to the date on which the Company first mailed proxy materials for the prior year's annual meeting; provided, however, that if the Company's annual meeting of stockholders occurs on a date more than thirty (30) days earlier or later than the Company's prior year's annual meeting, then the Company's Board of Directors shall determine a date a reasonable period prior to the Company's annual meeting of stockholders by which date the stockholders notice must be delivered and publicize such date in a filing pursuant to the Securities Exchange Act of 1934, as amended, or via press release. Such publication shall occur at least ten (10) days prior to the date set by the Board of Directors. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Company, which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required by law to be provided by the stockholder in his capacity as proponent of a stockholder proposal.

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and the Bylaws of the Company. Stockholders wishing to present a proposal at the Company's 2000 Annual Stockholder Meeting must submit such proposal to the Company by April 8, 2000 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Company's Bylaws, a stockholder wishing to make a proposal at the 2000 Annual Stockholder Meeting must submit such a proposal to the Company prior to June 22, 2000.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of ten directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's ten nominees named below, all of whom are presently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such manner as will assure the election of as many of the nominees listed below as possible. In this event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified.

     All nominees are presently directors of the Company and, with the exception of Mr. Adler and Mr. Stephens, were last elected at the Annual Meeting of Stockholders held on August 22, 1998. Mr. Adler and Mr. Stephens were appointed to the Board of Directors in July 1998 and December 1998, respectively.

     The names of the nominees, their ages as of the date of this Proxy Statement and certain information about them are set forth below:

                                                                                               DIRECTOR
            NAME OF NOMINEE              AGE                PRINCIPAL OCCUPATION                SINCE
            ---------------              ---                --------------------               --------
John G. Adler..........................  62    Independent management consultant                 1998
Laurence B. Boucher....................  56    President and Chief Executive Officer of          1981
                                               Alacritech,   Inc., a company engaged in
                                               developing and   manufacturing computer
                                               components; Chairman of   the Company's Board
                                               of Directors
Carl J. Conti..........................  61    Independent management consultant                 1995
John East..............................  54    Chief Executive Officer and director of Actel     1995
                                                 Corporation, a manufacturer of field
                                               programmable   gate arrays
Ilene H. Lang..........................  55    President and Chief Executive Officer of          1997
                                                 Newspage.com, Inc., a provider of news to
                                                 business people
Robert J. Loarie.......................  56    Managing Director of Morgan Stanley Dean          1981
                                               Witter   & Co., a diversified investment firm
B.J. Moore.............................  63    Independent management consultant                 1984
W. Ferrell Sanders.....................  62    Venture partner of Alloy Ventures, Inc., a        1982
                                               venture   capital and investment management
                                               firm
Robert N. Stephens.....................  53    President and Chief Executive Officer of the      1998
                                                 Company
Phillip E. White.......................  56    Independent marketing consultant                  1994

     Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

     Mr. Adler is an independent management consultant. He served as President of the Company from May 1985 to August 1992, as Chief Executive Officer from December 1986 to July 1995, as a director from February 1986 to August 1997 and as Chairman of the Board of Directors from May 1990 to August 1997. Mr. Adler is also a director of MMC Network, Inc.

     Mr. Boucher has, since March 1997, served as President and Chief Executive Officer of Alacritech, Inc., a company engaged in the development and manufacture of computer components. Mr. Boucher served as President from December 1987 to June 1995, as Chief Executive Officer from December 1987 to March 1996, as Chairman of the Board of Directors from February 1994 to June 1996, as a director from December 1987 to January 1997, and as a consultant from July 1996 to March 1997 of Auspex Systems, Inc., a manufacturer of computer systems. He is a founder of the Company and served as interim Chief Executive Officer from July 1998 to April 1999, Chairman of the Board of Directors from May 1981 to May 1990 and as Chief Executive Officer from May 1981 to December 1986.

     Mr. Conti is an independent management consultant. From 1959 to 1991, he held a variety of technical and managerial positions with International Business Machines Corporation, a manufacturer of computer hardware and software, concluding with four years as a Senior Vice President.

     Mr. East has, since December 1988, served as a director, President and Chief Executive Officer of Actel Corporation, a manufacturer of field programmable gate arrays.

     Ms. Lang has, since May 1999, served as President and Chief Executive Officer of Newspage.com, Inc. a wholly-owned subsidiary of NewsEdge Corporation, a provider of news to corporations. From August 1998 to March 1999, Ms. Lang served as Chief Executive Officer of Etility.com, Inc., an eCommerce company that sells communication and energy services over the Internet. From July 1996 to August 1997, Ms. Lang served as President and Chief Executive Officer of AltaVista Internet Software Inc., a wholly-owned subsidiary of Digital Equipment Corporation, a manufacturer of computer systems. From November 1995 to June 1996, Ms. Lang served as Vice President of the Internet Software Business Unit of Digital Equipment Corporation. From January 1993 to September 1995, Ms. Lang served first as Vice President of International Product Development and, more recently, as Senior Vice President of the Desktop Business Group at Lotus Development Corporation, a software manufacturer.

     Mr. Loarie has served as a Managing Director of Morgan Stanley Dean Witter & Co., a diversified investment firm, since December 1997, and served as a Principal of that company from August 1992 until December 1997. Mr. Loarie also has served as a general partner of several venture capital investment partnerships affiliated with Morgan Stanley Dean Witter & Co. since August 1992. Prior to that time, Mr. Loarie was a general partner of Weiss, Peck & Greer, an investment management firm, and of several venture capital partnerships affiliated with Weiss Peck & Greer. Mr. Loarie is also a director of Evolving Systems, Inc.

     Mr. Moore is an independent management consultant. Mr. Moore served as President of Outlook Technology, Inc., a company engaged in the development, manufacture and marketing of digital test instrumentation, from February 1986 to July 1991. Mr. Moore is also a director of Dionex Inc. and American XTAL Technology, Inc.

     Mr. Sanders has served as a general or venture partner of Alloy Ventures, Inc. (formerly known as Asset Management Associates) since March 1987.

     Mr. Stephens became Chief Executive Officer of the Company in April 1999. Mr. Stephens has served as President since October 1998, and from November 1995 to March 1999, he was Chief Operating Officer. From November 1993 until November 1998, Mr. Stephens was Chairman of the Board of Directors of Power I/O, Inc.

     Mr. White is an independent marketing consultant. From January 1989 to August 1997, Mr. White served as President, Chief Executive Officer, director and Chairman of the Board of Directors of Informix Software, Inc., a software company. Prior to that time, Mr. White was President of Wyse Technology, Inc., a manufacturer of computers and computer terminals. Mr. White is also a director of Legato Systems, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of twelve meetings during the fiscal year ended March 31, 1999. The committees of the Board of Directors include an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee of the Board of Directors currently consists of Messrs. Adler, Conti and Loarie and held eight meetings during the last fiscal year. Mr. Boucher was a member of the Audit Committee until his resignation in August 1998, when he was replaced by Mr. Adler. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee of the Board of Directors consists of Messrs. East, Lang and White and held eight meetings during the last fiscal year. Mr. Moore was a member of the Compensation Committee until his resignation in July 1998, when he was replaced by Ms. Lang. The Compensation Committee establishes the Company's executive compensation policy, determines the salary and bonuses of the Company's executive officers and recommends to the Board of Directors stock option grants for executive officers.

     The Nominating Committee consists of Messrs. Moore and Sanders. The Nominating Committee is responsible for reviewing the qualifications of potential candidates for membership on the Board of Directors and recommending such candidates to the Board of Directors. The Nominating Committee will consider nominees recommended by management and stockholders. Such recommendations may be delivered in writing to the attention of the Nominating Committee in care of the Secretary at the Company's principal executive offices. The Nominating Committee held no meetings during the prior fiscal year.

     No director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and committees thereof upon which that director served, held subsequent to his or her becoming a director or his or her appointment to such committee.

DIRECTOR COMPENSATION

  Cash Compensation

     Non-employee directors receive $3,000 per fiscal quarter and $2,000 for each meeting of the Board of Directors attended other than telephonic meetings and are reimbursed for their expenses incurred in attending meetings of the Board of Directors. The chairmen of the Compensation and Audit Committees receive an additional $5,000 per year as compensation for their services as chairmen Directors do not receive compensation for committee or telephonic meetings other than the Company's Special Litigation Committee (see below). Employee directors do not receive additional compensation for attendance at meetings of the Board of Directors.

     Ms. Lang and Mr. Conti also served on the Company's Special Litigation Committee, which was formed to investigate the merits of a derivative action brought against certain current and former officers and directors of the Company. The Company paid Mr. Conti and Ms. Lang $3,000 per day and reimbursed them for all expenses incurred in connection with their duties as members of the Special Litigation Committee. During fiscal 1999 the Company paid $5,250 and $6,750 to Ms. Lang and Mr. Conti, respectively, for their services on the Special Litigation Committee.

  1990 Directors' Option Plan

     Pursuant to the Company's 1990 Directors' Option Plan, Mr. Adler was granted an option to purchase 40,000 shares of Common Stock on July 30, 1998 at an exercise price of $11.00 per share. Such option becomes exercisable for 25% of the shares subject to the option on the first anniversary of the date of grant and for 6.25% of the shares subject to the option for each full calendar quarter thereafter that Mr. Adler remains a director. The term of the option is ten years.

     The 1990 Directors' Option Plan was suspended on March 25, 1999.

  1990 Stock Plan

     Pursuant to the 1990 Stock Plan, Messrs. Adler, Conti, East, Loarie, Moore, Sanders and White and Ms. Lang were granted options to purchase 15,000 shares of Common Stock each on March 31, 1999 at an exercise price of $23.9375 per share. All such options were immediately exercisable on the grant date and have a term of five years.

REQUIRED VOTE

     If a quorum is present, the ten nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee will have no legal effect.

                                  PROPOSAL TWO

                        APPROVAL OF THE 1999 STOCK PLAN

     In June 1999, the Board of Directors adopted the Company's 1999 Stock Plan (the "Plan") and, subject to stockholder approval, reserved for issuance thereunder of (a) 1,000,000 shares of Common Stock, plus (b) any shares which are reserved but unissued under the Company's 1990 Stock Plan (the "1990 Plan") as of the date of stockholder approval of the Plan, and (c) any shares returned to the 1990 Plan after the date of stockholder approval of this Plan as a result of the termination of options under the 1990 Plan. The Plan is intended to replace the 1990 Plan which will terminate with respect to the grant of any new option upon stockholder approval of the Plan. As of July 2, 1999 , there were 10,737,385 shares available for grant and 18,338,903 shares subject to outstanding options under the 1990 Plan.

     The Board of Directors believes that it is in the best interests of the Company and its stockholders for the stockholders to approve the Plan. The Board believes that stock options assist in retaining, motivating and rewarding employees, executives and consultants by giving them an opportunity to obtain long-term equity participation in the Company. In addition, stock options are an important contributor to aligning the incentives of the Company's employees with the interests of the Company's stockholders. The Board also believes stock options are essential to attracting new employees. Competition for qualified employees in the technology market is extremely intense, and, due to the rapid growth of many successful companies in this sector, such competition is increasing. The Board of Directors believes that in order to remain competitive with other technology companies with regard to its long-term incentive plans, the Company must continue to provide employees with the opportunity to obtain equity in the Company and that an inability to offer equity incentives to new and current employees would put the Company at a severe competitive disadvantage with respect to attracting and retaining qualified personnel.

     For a description of the principal features of the Plan, see "Appendix A -- Description of the Adaptec, Inc. 1999 Stock Plan."

REQUIRED VOTE

     Approval of the Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ADOPTION OF THE 1999 STOCK PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE THEREUNDER.

                                 PROPOSAL THREE

                       AMENDMENT OF THE COMPANY'S BYLAWS.

     In January 1998 and October 1998, following significant declines in the price of the Company's Common Stock, the Company reduced the exercise price of many outstanding options held by its employees. The Company effected such repricings because it believed they were necessary to retain and incentivise its employees. Nonetheless, the Company understands that such repricings are controversial and that certain stockholders may believe that they are inappropriate in some or all circumstances. In March 1999, the Company received a request from the State of Wisconsin Investment Board that the Company present to its stockholders a proposal to amend the Company's Bylaws to prohibit the Company from repricing outstanding options without the approval of the Company's stockholders. In light of the importance of this issue to stockholders, the Board of Directors of the Company determined to present such an amendment to its stockholders for their approval.

     The proposed amendment would add the following Section 17 to Article II of the Company's Bylaws:

          "The Company shall not reprice to a lower exercise price any issued and outstanding stock option granted to any employee, consultant or director of the Company at any time during the term of such option (other than adjustments for stock splits, stock dividends, recapitalizations and like events as provided for in the documents governing the grant), without the prior approval of the Company's stockholders. This section may be repealed, modified or amended only by the affirmative vote of the holders of a majority of the Company's outstanding stock."

REQUIRED VOTE

     Approval of the amendment to the Company's Bylaws requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE COMPANY'S BYLAWS

                                 PROPOSAL FOUR

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 2000 and recommends that the stockholders ratify this selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE COOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The table below sets forth information for the three most recently completed fiscal years concerning the compensation of (i) all individuals who served as the Chief Executive Officer of the Company during fiscal 1999, (ii) the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 1999 and (iii) two additional individuals who would have been one of the four most highly compensated executive officers but for the fact that such individuals were not serving as executive officers at the end of fiscal 1999:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                        COMPENSATION
                                                  ANNUAL          -------------------------
                                               COMPENSATION                     SECURITIES
                                            -------------------   RESTRICTED    UNDERLYING     ALL OTHER
                                   FISCAL   SALARY      BONUS       STOCK      OPTIONS/SARS   COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR      ($)        ($)       AWARD($)        (#)           ($)(1)
   ---------------------------     ------   -------    --------   ----------   ------------   ------------
Laurence B. Boucher(2)...........   1999    324,309(3) $300,000                  400,000        $   212
  Chief Executive Officer and       1998     28,000(4)       --      --           10,000(5)          --
  Director                          1997     24,000(4)       --      --           10,000(5)          --
F. Grant Saviers(6)..............   1999    704,741(7)       --      --          350,000            658
                                    1998    598,269          --      --          615,719          2,440
                                    1997    524,423     560,000      --          265,719          1,170
Andrew J. Brown..................   1999    198,769     110,000      --          215,000            334
  Vice President, Finance,          1998    171,077      66,000      --           59,000            516
  Chief Financial Officer and       1997    153,404      87,500      --           19,000            439
  Assistant Secretary
Sam Kazarian.....................   1999    282,862      50,000      --          170,000          1,275
  Vice President, Operations        1998    259,538          --      --          140,000          2,440
                                    1997    239,519     230,000      --           64,000          1,170
Michael A. Ofstedahl.............   1999    225,000     100,000      --          105,000            444
  Vice President, Sales             1998     20,769     122,614      --           80,000             51
                                    1997         --          --      --               --             --
Robert N. Stephens(8)............   1999    425,000     250,000      --          330,000          1,682
  President, Chief Operating        1998    423,846          --      --          350,000          1,877
  Officer                           1997    373,077     337,500      --          128,000            703
Paul G. Hansen(9)................   1999    139,171          --      --               --        217,110(10)
                                    1998    274,654          --      --          147,600          1,357
                                    1997    259,423     221,500      --           72,000            644
E.J. Tim Harris(11)..............   1999    236,169      80,000      --          135,000          1,974
                                    1998    225,000          --      --          180,000          1,573
                                    1997     69,231          --      --          100,000            493

---------------
 (1) Represents life insurance premiums.

 (2) Mr. Boucher served as interim Chief Executive Officer of the Company between July 30, 1998 and March 31, 1999.

 (3) Includes $16,000 that Mr. Boucher received in connection with serving as a director during the fiscal year ended March 31, 1999.

 (4) Represents income that Mr. Boucher received in connection with serving as a director of the Company.

 (5) Represents stock options that Mr. Boucher received in connection with serving as a director of the Company.

 (6) Mr. Saviers resigned as an officer of the Company effective July 30, 1998. During the fiscal year ended March 31, 1999 and until his resignation, Mr. Saviers served as Chief Executive Officer of the Company. Mr. Saviers continued to act as a consultant to the Company through the end of fiscal 1999.

 (7) Represents $335,510 earned by Mr. Saviers while serving as Chief Executive Officer and $369,231 earned by Mr. Saviers pursuant to a consulting agreement with the Company. See "Certain Transactions."

 (8) Mr. Stephens was appointed Chief Executive Officer of the Company effective April 1, 1999.

 (9) Mr. Hansen resigned as an officer of the Company effective July 24, 1998. During the fiscal year ended March 31, 1999 and until his resignation, Mr. Hansen served as Vice President, Finance, Chief Financial Officer and Assistant Secretary of the Company.

(10) Reflects a severance payment of $216,750 and a term life insurance premium payment of $360.

(11) Mr. Harris resigned as an officer of the Company effective March 25, 1999. During the fiscal year ended March 31, 1999 and until his resignation, Mr. Harris served as Vice President, Administration of the Company.

     The table below provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended March 31, 1999 to the persons named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                      -------------------------------------------------------          VALUE AT ASSUMED
                        NUMBER OF      % OF TOTAL                                    ANNUAL RATES OF STOCK
                       SECURITIES       OPTIONS                                       PRICE APPRECIATION
                       UNDERLYING      GRANTED TO    EXERCISE OR                     FOR OPTION TERM(2)(3)
                         OPTIONS      EMPLOYEES IN   BASE PRICE    EXPIRATION   -------------------------------
        NAME          GRANTED(#)(1)   FISCAL YEAR      ($/SH)         DATE          5%($)            10%($)
        ----          -------------   ------------   -----------   ----------   --------------   --------------
Laurence B.
  Boucher............    400,000          1.89%       $11.00        07/30/08    $    2,522,802   $    6,623,405
F. Grant Saviers.....    350,000          1.65         14.00        07/06/08         2,725,263        7,241,957
Andrew J. Brown......    150,000          0.71          9.375       10/15/08         1,281,426        2,873,425
                          15,000          0.07         10.875       08/07/08           128,549          301,317
                          30,000          0.14         14.00        07/06/08           233,594          620,739
                          20,000          0.09         19.0625      12/10/08           192,935          533,044
Sam Kazarian.........    100,000          0.47         14.00        07/06/08           778,647        2,069,131
                          70,000          0.33         19.0625      12/10/08           675,274        1,865,655
Michael A.
  Ofstedahl..........     75,000          0.35         14.00        07/06/08           583,985        1,551,848
                          30,000          0.14         19.0625      12/10/08           289,403          799,566
Robert N. Stephens...    200,000          0.95         14.00        07/06/08         1,557,293        4,138,261
                         130,000          0.61         19.0625      12/10/08         1,254,080        3,464,787
Paul G. Hansen.......         --            --         --                 --                --               --
E.J. Tim Harris......    100,000          0.47         14.00         7/06/08           778,647        2,069,131
                          35,000          0.17         19.0625      12/10/08           337,637          932,827
All Stockholders.....        N/A           N/A        N/A                N/A     1,513,707,527    3,836,032,073

---------------
(1) These options were granted pursuant to the Company's 1990 Stock Plan. The option exercise prices were at the fair market value of the Company's Common Stock on the date of grant. All options expire 10 years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. The options become exercisable at the rate of 12.5% of the shares subject to the option six months after the date of grant and at the rate of 6.25% of the shares subject to the option at the end of each of the next 14 quarters. To the extent exercisable at the time of employment termination, options may be exercised for an additional three months unless termination is the result of total and permanent disability, in which case the options may be exercised within six months following termination, or unless termination is the result of death, in which case unvested options become exercisable to a maximum of 50,000 shares per individual and may be exercised within six months following death by the individual's estate or other successor.

(2) Potential gains are net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

(3) In the case of all stockholders, indicates the potential stockholder return over a 10-year period at the respective rate determined from the closing sale price on the Nasdaq National Market of $22.813 on March 31, 1999. On March 31, 1999, there were 105,507,100 shares of Common Stock issued and outstanding.

     The table below provides the specified information concerning the exercise of options to purchase the Company's Common Stock in the fiscal year ended March 31, 1999 and the unexercised options held as of March 31, 1999 by the persons named in the Summary Compensation Table.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                             SHARES        VALUE        OPTIONS AT FY-END(#)         MONEY OPTIONS AT FY-END($)
                           ACQUIRED ON   REALIZED    ---------------------------   ------------------------------
          NAME             EXERCISE(#)    ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(2)
          ----             -----------   ---------   -----------   -------------   -----------   ----------------
Laurence B. Boucher......      2,500        32,032     168,331        271,669      $1,649,816       $3,150,028
F. Grant Saviers.........    460,000     6,601,252     515,184        679,735         480,859               --
Andrew J. Brown..........      9,250        89,656      31,312        233,938          89,172        2,469,313
Sam Kazarian.............     85,500     1,409,033     298,550        248,750       1,976,796        1,068,594
Michael A. Ofstedahl.....         --            --      29,375        155,625          82,617          690,820
Robert N. Stephens.......         --            --     220,600        543,126         271,591        2,235,938
Paul G. Hansen...........     98,750       720,781          --             --              --               --
E.J. Tim Harris..........         --            --      48,750        226,250         128,281          954,219

---------------
(1) Market value of underlying securities on date of exercise, minus the exercise or base price.

(2) Market value of underlying securities at fiscal year end, minus the exercise or base price.

CHANGE IN CONTROL ARRANGEMENTS

     Under the Company's 1990 Plan and the proposed 1999 Stock Plan, in the event of a Change in Control, any Options or Rights (as such terms are defined in the 1990 and 1999 Stock Plans) outstanding upon the date of such Change in Control shall have their vesting accelerated as to an additional 25% of the shares subject to such Options or Rights as of the date of such Change in Control. In the event an optionee is Involuntarily Terminated Without Cause (as defined in the 1990 and 1999 Stock Plan) within 12 months following a Change in Control, any Options or Rights outstanding upon such Change in Control that are not yet exercisable and vested on such date shall become 100% exercisable and vested. Such vesting acceleration may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the participant's employer.

                      REPORT OF THE COMPENSATION COMMITTEE

OVERVIEW AND PHILOSOPHY

     The Compensation Committee (the "Committee") of the Board of Directors regularly reviews and approves all executive officer pay plans. These include the following compensation elements: base salaries, annual incentives, stock options and various benefit plans.

     The Committee is composed of three independent, outside directors. It is the Committee's objective that executive compensation be directly related to the Company's achievement of its business goals. Specifically, the Company's executive compensation program is designed to reward exceptional executive contribution and performance that result in enhanced corporate, economic and stockholder values over the short and long-term.

     The Committee retains independent compensation consultants to provide objective and expert advice in the review of all executive compensation plans. Published industry pay survey data is also reviewed and relied upon in the Committee's assessment of appropriate total compensation levels, including the Radford Executive Compensation Report for High Technology Industries and data from a comparable group of companies supplied by the Committee's compensation consultant, J. Richard & Co.

     The Committee recognizes that the industry sector and geographical areas in which the Company operates are both intensely competitive and are continuing to undergo rapid globalization with the result that there is heightened demand for qualified, experienced executive personnel. The Committee considers it crucial that the Company be assured of retaining and rewarding its top-caliber executives who are essential to the attainment of the Company's ambitious, long-term, strategic goals.

     For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other higher performing companies of similar size, scope, performance levels and complexity of operations, including some, but not all, of the companies comprising the Nasdaq -- 100 Index and the Nasdaq Computer Industry & Data Processing Index.

ANNUAL CASH COMPENSATION (BASE SALARY, PLUS PERFORMANCE INCENTIVES)

     The Committee believes that annual cash compensation should be paid commensurate with attained performance to plan. For these reasons, the Company's executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

     Base salaries for executive officers are established considering a number of factors, including the Company's continued, planned, profitable growth; the executive's individual performance and measurable contribution to the Company's success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company's compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company's formal annual review process. Generally, base salaries are maintained at approximately the level of the median salaries of similar size, high-technology companies.

     Under the Executive Incentive Plan ( the "EIP"), an executive's incentive performance award generally depends on three performance factors: the overall financial performance of the Company; the performance of the business unit or corporate unit/functions the executive is accountable for; and the executive's individual performance. The performance objectives of the Company and the business unit or corporate function derive from the Company's Board-approved annual business plan that includes specific financial performance targets relating to revenue and profit growth for the fiscal year. The EIP provides no payment until threshold earnings per share (EPS) and revenue targets are met. Long-term strategic goals may also be incorporated for certain executives. Individual executive performance is measured against an annual incentive target that represents a percentage of base salary that the executive can earn as bonus compensation if performance warrants. This target percentage ranges from 50% to 85% of an executive's base salary. The incentive target is set at a higher percentage for more senior officers, with the result that the more senior executive officers have a higher percentage of their potential total cash compensation at risk. If business plans are exceeded, executives can earn additional bonuses. Earned individual bonuses above a certain level must be taken in the form of incentive stock rights or a premium priced stock option that is priced 10% above the fair market value of the stock at the date of grant. Both types of stock grants vest over two years. No executive officer received a cash bonus under the EIP for the fiscal year ended March 31, 1999 because the Company's earnings per share ("EPS") and revenue targets were not met. The Committee annually reviews and approves specific targets, maximums, and performance criteria for each executive officer.

LONG-TERM INCENTIVE: STOCK OPTIONS

     The Committee approves executive stock options under the 1990 Plan to foster executive officer ownership, to stimulate a long-term orientation in decisions and to provide direct linkage with stockholder interests. The Committee considers the total compensation package, options previously granted, dilution effects, industry practices and trends, the executive's accountability level, and future potential stock values when granting stock options. The Committee recommends option grant amounts to provide retention considering projected earnings to be derived from option gains based upon relatively aggressive assumptions related to Company growth in revenue and earnings. In this manner, executive option gains closely parallel those of other stockholders over the long-term. Therefore, the stock option program serves as an effective, cost-efficient and competitive long-term incentive and retention tool for the Company's executives, as well as other employees. The exercise prices of stock options granted to executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options provide an incentive to executives to focus on the Company's profitable growth which ordinarily, over time, should be reflected in the price of the Company's stock. The Committee believes that the Company's stock option plan has been administered in a manner comparable to its peer group and other high performing companies in the high technology sector. The Committee also regularly reviews the Company's executive stock purchase/ownership policy to assess progress toward desired ownership levels.

BENEFITS

     The Company provides benefits to the named executive officers that are generally available to all Company employees. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary for the fiscal year ended March 31, 1999 for any executive officer.

CHIEF EXECUTIVE OFFICER PERFORMANCE AND COMPENSATION

     In setting Mr. Saviers' and Mr. Boucher's base salaries for the fiscal year ended March 31, 1999, the Committee considered the Company's revenue and profit in the fiscal year ended March 31, 1998, as well as the Company's market capitalization. While the Company improved its operating income, it did not meet its EPS or revenue targets as previously established and approved by the Committee for the fiscal year 1999 EIP. The Committee has estimated the resulting total cash compensation for both Mr. Saviers and Mr. Boucher to be between the 50th and 60th percentiles of chief executive officers of other companies of similar size, complexity and performance in the industry as reported in the Radford Executive Compensation Report for High Technology Industries and in data from comparable companies supplied by the Committee's compensation consultant, J. Richard & Co.

STOCK OWNERSHIP POLICY

     The Compensation Committee has established stock ownership requirements for the Chief Executive Officer and other executive officers of the Company. The ownership levels are expressed in terms of multiples of base salaries to be achieved over the next year for current executives and over a two-year period for newly appointed corporate officers. The Compensation Committee believes that this policy will further align the interests of the officers with interests of the stockholders.

     A similar stock ownership policy has been implemented for non-employee Directors.

                                          The Compensation Committee

                                          Phillip E. White, Chairman
                                          John East
                                          Ilene H. Lang

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Neither Phillip E. White, John East nor Ilene H. Lang, the members of the Company's Compensation Committee, is an executive officer of any entity for which any executive officer of the Company serves as a director or a member of the Compensation Committee.

                               PERFORMANCE GRAPH

     The following graph shows a comparison, since March 31, 1994, of cumulative total return for the Company, the Nasdaq Stock Market -- U.S. and the Nasdaq Computer and Data Processing Index.

                                                                                  NASDAQ STOCK              NASDAQ COMPUTER &
                                                         ADAPTEC                  MARKET - U.S.                    DP
                                                         -------                  -------------             -----------------
3/94                                                       100                         100                         100
3/95                                                       182                         111                         135
3/96                                                       266                         151                         191
3/97                                                       394                         168                         209
3/98                                                       217                         254                         365
3/99                                                       252                         342                         594

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended or the Securities and Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Performance Graph shall not be incorporated by reference into any such filings, nor shall such Report or Graph be incorporated by reference into any future filings.

            SECURITY OWNERSHIP OF MANAGEMENT; PRINCIPAL STOCKHOLDERS

     The table below sets forth as of May 31, 1999 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

                                                                 SHARES       APPROXIMATE
                                                              BENEFICIALLY      PERCENT
            NAME OF PERSON OR IDENTITY OF GROUP               OWNED(1)(2)        OWNED
            -----------------------------------               ------------    -----------
Oppenheimer Capital(3)......................................   8,769,594          8.4%
  Oppenheimer Tower, World Financial Center
  New York, NY 10281
Capital Research and Management Company(4)..................   8,406,360(5)       8.1
  333 South Hope Street
  Los Angeles, CA 90071
MacKay-Shields Financial Corporation(6).....................   7,616,545(7)       7.3
  9 West 57th Street
  New York, NY 10019
John G. Adler...............................................     113,750(8)         *
Laurence B. Boucher(9)......................................     238,786            *
Carl J. Conti...............................................     122,250            *
John East...................................................     112,250            *
Ilene H. Lang...............................................      42,500            *
Robert J. Loarie............................................     128,854            *
B.J. Moore..................................................     113,720            *
W. Ferrell Sanders..........................................     157,250            *
Robert N. Stephens..........................................     328,563            *
Phillip E. White............................................      76,250            *
F. Grant Saviers............................................     483,105            *
Andrew J. Brown.............................................      75,984            *
Sam Kazarian................................................     184,574            *
Michael A. Ofstedahl........................................      48,971            *
Paul G. Hansen..............................................          --            *
E.J. Tim Harris.............................................      23,748            *
All current directors and officers as a group (19
  persons)..................................................   2,340,819          2.2%

---------------
 *  Less than 1%

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned. Amounts shown include the following number of shares, options for which are presently exercisable or will become exercisable within 60 days of May 31, 1999: Mr. Adler, 74,999; Mr. Boucher, 236,246; Mr. Conti, 121,250; Mr. East, 111,250; Ms. Lang, 42,500; Mr.
    Loarie, 71,250; Mr. Moore, 71,250; Mr. Sanders, 71,250; Mr. Stephens, 306,725; Mr. White, 71,250; Mr. Saviers, 474,559; Mr. Brown, 72,499; Mr.
    Kazarian, 181,300; Mr. Ofstedahl, 47,500; Mr. Harris, 23,125; and all current executive officers and directors as a group, 2,057,264.

(2) Ownership guidelines have been established for non-employee Directors and executive management. See "Report of the Compensation Committee -- Stock Ownership Policy."

(3) Oppenheimer Capital, in its capacity as an investment advisor, may be deemed to beneficially own 8,769,594 shares. Oppenheimer Capital claims shared voting and dispositive power as to all 8,769,594 shares. Information provided herein is based solely on Oppenheimer Capital's Schedule 13G dated February 12, 1999.

(4) Capital Research and Management Company, in its capacity as an investment advisor, may be deemed to beneficially own 8,406,360 shares. Capital Research and Management Company claims sole dispositive power as to 8,406,360 shares. Capital Research and Management Company disclaims beneficial ownership of such shares pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended. Information provided herein is based solely on Capital Research and Management Company's Schedule 13G dated February 11, 1999.

(5) Amount shown includes 290,360 shares which may be acquired upon conversion of convertible notes.

(6) MacKay-Shields Financial Corporation, in its capacity as an investment advisor, may be deemed to beneficially own 7,616,545 shares. MacKay-Shields Financial Corporation claims shared voting and dispositive power as to all 7,616,545 shares. Information provided herein is based solely on MacKay-Shields Financial Corporation's Schedule 13G dated February 8, 1999.

(7) Amount shown includes 254,045 shares of Common Stock which may be acquired upon conversion of a convertible note.

(8) Includes 38,713 shares of Common Stock which may be acquired upon conversion of convertible notes.

(9) Includes 40 shares beneficially owned by the Boucher Living Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to the Company's 1990 Plan, Mr. Adler was granted an option to purchase 100,000 shares of Common Stock on July 30, 1998 at an exercise price of $11.00 as consideration for Mr. Adler providing consulting services to the Company.

     Mr. Saviers entered into a two-year consulting agreement with the Company, effective October 29, 1998. Pursuant to this agreement, Mr. Saviers is paid $50,000 per month and is entitled to receive all vested benefits under the Company's 1990 Plan. Mr. Saviers provides general consulting services under the terms of such consulting agreement.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1999, all officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements, except that Robert N. Stephens reported the purchase of 10,000 shares of the Company's Common Stock, which was purchased by Mr. Stephens on September 17, 1998, on Form 4 on February 10, 1999 instead of on the required reporting date of October 10, 1998.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Henry P. Massey, Jr.
                                          Secretary

Dated: August 6, 1999

                                   APPENDIX A

DESCRIPTION OF THE ADAPTEC, INC. 1999 STOCK PLAN

     General. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and its subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Administration. The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the Plan.

     Eligibility. Nonstatutory stock options may be granted under the Plan to employees and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees and consultants to whom options may be granted, the time or times at which such options shall be granted, and the exercise price and number of shares subject to each such grant.

     Number of Shares. The number of shares of Common Stock reserved for issuance under the plan is the aggregate of 1,000,000 shares plus (i) any shares which have been reserved but unissued under the Company's 1990 Plan as of the date hereof and (ii) any shares returned to the 1990 Plan after the date hereof as a result of the termination of options under the 1990 Plan.

     Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted and the exercise price of a nonstatutory stock option may not be less than 75% of the Fair Market Value on the date such option is granted. The fair market value of the Common Stock is generally the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Employment or Consultancy. If an optionee's employment or consulting relationship terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within 3 months of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's employment or consulting relationship terminates due to the optionee's disability, the optionee generally may exercise the option, to the extent the option was vested on the date of termination, within six months from the date of such termination. In the event of the optionee's death, options granted to such optionee shall become vested and exercisable as to the lesser of the full number of shares covered by the option or an aggregate of 50,000 shares, in addition to shares as to which the option would otherwise be vested and exercisable as of such date.

          (e) Nontransferability of Options: Unless otherwise determined by the Administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (f) Other Provisions: The stock option agreement or restricted stock purchase agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option outstanding under the Plan, and the exercise price of any such outstanding option.

     In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option, including shares as to which the option would not otherwise be exercisable.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the Administrator shall have the discretion to allow the optionee to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

     Change of Control. In the event of a change of control, any options outstanding on the date of such change in control that are not yet exercisable and vested on such date shall have their vesting accelerated as to an additional 25% of the shares subject to such option as of the date of such change in control, and such option shall continue to otherwise vest at the same rate and the same number of shares per vesting period as immediately prior to the change in control, provided optionee maintains his or her continuing status as an employee or consultant of the Company. If the optionee is involuntarily terminated without cause within 12 months following a change in control, any options outstanding on the date of such change in control that are not yet exercisable and vested on such date shall become fully vested and exercisable. In the event that vesting acceleration or amounts or benefits payable to an optionee are subject to the golden parachute excise tax rules, the optionee's accelerated vesting may be reduced to the extent necessary to avoid the golden parachute excise tax if such reduction would provide the optionee with a greater benefit. A change of control is defined as (i) the acquisition of at least 50% of the Company by a "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934); (ii) certain changes in the composition of the Board of Directors of the Company, (iii) a merger or consolidation where the Company's stockholders do not own at least 50% of the voting power after the transaction or (iv) the sale or disposition of substantially all of the Company's assets.

     Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or shareholders may alter or impair any option previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its initial adoption, or, if later, the date any amendment to increase the number of shares reserved under the Plan is adopted by the Board of the Company.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                                  ADAPTEC, INC.

                                 1999 STOCK PLAN



        1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

        2. Definitions. As used herein, the following definitions shall apply:

                (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

                (c)     "Board" means the Board of Directors of the Company.

                (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                (e) "Common Stock" means the Common Stock, $.001 par value, of the Company.

                (f)     "Company" means Adaptec, Inc., a Delaware corporation.

                (g) "Committee" means a Committee, if any, appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan.

                (h) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services including, without limitation, directors of the Company who are not compensated for their services or are paid only a director's fee by the Company.

                (i) "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of the employment or consulting relationship by the Company or any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parent or Subsidiaries or its successor. If reemployment upon expiration of a leave of absence in excess of ninety (90) days is not guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

                (j) "Disability" means total and permanent disability, as defined in Section 22(e)(3) of the Code.

                (k) "Employee" means any person, including officers and directors, employed by the Company or any Subsidiary. The payment of directors' fees by the Company shall not be sufficient to constitute "employment" by the Company.

                (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                        (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock or on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                        (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                (n) "Incentive Stock Option" means an Option that satisfies the provisions of Section 422 of the Code.

                (o) "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

                (p)     "Option" means an Option granted pursuant to the Plan.

                (q) "Optioned Stock" means the Common Stock subject to an Option.

                (r) "Optionee" means an Employee or Consultant who receives an Option.

                (s)     "Parent" corporation shall have the meaning defined in
Section 424(e) of the Code.

                (t)     "Plan" means this 1999 Stock Plan.

                (u) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                (v) "Share" means the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                (w) "Subsidiary" corporation shall have the meaning defined in Section 424(f) of the Code.

        In addition, the terms "Cause," and "Change of Control" shall have the meanings set forth, respectively, in Section 9 below.

        3. Stock Subject to the Plan. Subject to the provisions of Section 9 of the Plan, the total number of Shares reserved and available for distribution pursuant to awards made under the Plan shall be (a) 1,000,000 plus
(b) any Shares which have been reserved but unissued under the Company's 1990 Stock Plan (the "1990 Plan") as of the date of stockholder approval of this Plan, and (c) any Shares returned to the 1990 Plan after the date of stockholder approval of this Plan as a result of the termination of options under the 1990 Plan.

                Subject to Section 9 of the Plan, if any Shares that have been optioned under an Option cease to be subject to such Option (other than through exercise of the Option), or if any Option granted hereunder is forfeited, or any such award otherwise terminates prior to the issuance of Common Stock to the participant, the Shares that were subject to such Option shall again be available for distribution in connection with future Option grants under the Plan. Shares that have actually been issued under the Plan, whether upon exercise of an Option, shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

        4.      Administration of the Plan.

                (a)     Procedure.

                        (i) Administration With Respect to Consultants and Other Employees. With respect to grants of Options to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

                        (ii) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers and Consultants who are not directors.

                        (iii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                        (iv) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                        (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

                        (ii) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

                        (iii) to determine whether and to what extent Options or any combination thereof, are granted hereunder;

                        (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

                        (v) to approve forms of agreement for use under the Plan;

                        (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                        (vii)   to determine whether and under what
circumstances an Option may be settled in cash under subsection 7(a)(vi) instead of Common Stock;

                        (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

                        (x) to determine the terms and restrictions applicable to Options; and

                        (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable and shall be subject to the consent or disapproval of the Administrator.

                (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding.

        5. Eligibility. Nonstatutory Stock Options may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options. Each Option shall be evidenced by a written Option agreement, which shall expressly identify the Options as Incentive Stock Options or as Nonstatutory Stock Options, and which shall be in such form and contain such provisions as the Administrator shall from time to time deem appropriate. Without limiting the foregoing, the Administrator may, at any time, or from time to time, authorize the Company, with the consent of the respective recipients, to issue Options in exchange for the surrender and cancellation of any or all outstanding Options, other options.

                Neither the Plan nor any Option agreement shall confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment at any time.

        6. Term of Plan. Subject to Section 15 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 15. It shall continue in effect for a term of ten (10) years from the date the Plan or any amendment to add shares to the Plan was last adopted by the Board unless sooner terminated under Section 11 of the Plan.

        7.      Options.

                (a) Options. The Administrator, in its discretion, may grant Options to eligible participants and shall determine whether such Options shall be Incentive Stock Options or Nonstatutory Stock Options. Each Option shall be evidenced by a written Option agreement which shall expressly identify the Options as Incentive Stock Options or as Nonstatutory Stock Options, and be in such form and contain such provisions as the Administrator shall from time to time deem appropriate. Without limiting the foregoing, the Administrator may, at any time, or from time to time, authorize the Company, with the consent of the respective recipients, to issue Options in exchange for the surrender and cancellation of any or all outstanding Options. Option agreements shall contain the following terms and conditions:

                        (i) Option Price; Number of Shares. The per Share exercise price for the Shares issuable pursuant to an Option shall be such price as is determined by the Administrator, but shall in no event be less than 75% of the Fair Market Value of Common Stock, determined as of the date of grant of the Option.

                        The Option agreement shall specify the number of Shares to which it pertains.

                        (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will determine the terms and conditions to be satisfied before Shares may be purchased, including the dates on which Shares subject to the Option may first be purchased. The

Administrator may specify that an Option may not be exercised until the completion of the service period specified at the time of grant. (Any such period is referred to herein as the "waiting period.") At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised, which shall not be less than the waiting period, if any, nor, in the case of an Incentive Stock Option, more than ten (10) years, from the date of grant.

                        (iii) Form of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) any combination of the foregoing methods of payment, or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

                        (iv) Special Incentive Stock Option Provisions. In addition to the foregoing, Options granted under the Plan, which are intended to be Incentive Stock Options under Section 422 of the Code shall be subject to the following terms and conditions:

                                (1)     Exercise Price. The per share exercise
price of an Incentive Stock Option shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                                (2)     Dollar Limitation. To the extent that
the aggregate Fair Market Value of (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the shares of stock of the Company, Parent and any Subsidiary with respect to which other incentive stock options are exercisable for the first time by an Optionee during any calendar year under all plans of the Company and any Parent and Subsidiary exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of the preceding sentence, (i) Options shall be taken into account in the order in which they were granted, and (ii) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

Except as modified by the preceding provisions of this Section 7(a)(iv) and except as otherwise limited by Section 422 of the Code, all of the provisions of the Plan shall be applicable to the Incentive Stock Options granted hereunder.

                        (v) Other Provisions. Each Option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator.

                        (vi) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

                (b)     Method of Exercise.

                        (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and as shall be permissible under the terms of the Plan.

                        An Option may not be exercised for a fraction of a Share.

                        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator (and, in the case of an Incentive Stock Option, determined at the time of grant) and permitted by the Option Agreement consist of any consideration and method of payment allowable under Section 7(a)(iii) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan.

                        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                        (ii) Termination of Employment. Upon termination of an Optionee's Continuous Status as an Employee or Consultant (other than upon the Optionee's death or Disability), the Optionee may, but only within three (3) months (or such other period of time as is determined by the Administrator but in no event later than the expiration of the term of such Option as set forth in the stock option agreement) after the date of such termination, exercise his or her Option to the extent that it was exercisable at the date of such termination.

                        (iii) Disability of Optionee. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of the Optionee's Disability, the Optionee may, but only within six (6) months from the date of such termination (and in no event later than the expiration of the term of such Option as set forth in the stock option agreement), exercise the Option to the extent that the Optionee was entitled to exercise it at the date of such termination.

                        (iv) Death of Optionee. In the event of the death of an Optionee, Options granted hereunder to such Optionee shall become vested and exercisable, in addition to Shares as to which such Options would otherwise be vested and exercisable, for the lesser of the full number of Shares covered by the Options or an aggregate of 50,000 Shares. Each Option held by the Optionee at the time of death may be exercised at any time within six (6) months following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. In no event shall an Option be exercised later than the expiration of the term of the Option, as set forth in the stock option agreement.

                (c) Option Limitation. The following limitation shall apply to grants of Options under the Plan:

                        (i) No Employee shall be granted, in any fiscal year of the Company, Options under the Plan to purchase more than 1,000,000 Shares.

                        (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 9(a).

                        (iii) If an Option is canceled (other than in connection with a transaction described in Section 9), the canceled Option shall be counted against the limits set forth in Section 7(c)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

        8. Non-Transferability of Options. Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

        9. Adjustments Upon Changes in Capitalization, Merger, Asset Sale or Change in Control.

                (a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

                (b) In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

                (c) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to one hundred percent (100%) of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For purposes of this paragraph, an Option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders if a majority of the outstanding Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely Common Stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the Option to be solely Common Stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

                (d) In the event of a "Change in Control" of the Company (as such term is defined in paragraph (f) below), then any Options outstanding upon the date of such Change in Control that are not yet exercisable and vested on such date shall have their vesting accelerated as to an additional twenty-five percent (25%) of the unvested Shares subject to such Options as of the date of such Change in Control, and such Stock Options shall continue to otherwise vest, (subject to (i) Optionee remaining in Continuous Status as an Employee or Consultant, and (ii) accelerated vesting as provided for in Sections 9(c) or 9(e) of this Plan) at the same rate and as to the same number of Shares per vesting period as immediately prior to the Change in Control. For example, if an Optionee holds an Option that is fifty percent (50%) vested immediately prior to the date of a Change in Control, which Option ordinarily vests so as to be one hundred percent (100%) vested four years after the date of grant (subject to Optionee maintaining his or her Continuous Status as an Employee or Consultant), the Option would become seventy-five percent (75%) vested upon the date of the Change in Control and would resume vesting (subject to (i) Optionee maintaining his or her Continuous Status as an Employee or Consultant, and (ii) accelerated vesting as provided for in Sections 9(c) or 9(e) of this Plan) so as to be one hundred percent (100%) vested three years following the date of grant.

                (e) In the event an Optionee is involuntarily terminated without Cause within twelve (12) months following a "Change in Control" of the Company (as such terms are defined in Section 9(f) below), then any Options outstanding upon the date of such Change in Control that are not yet exercisable and vested on such date shall become one hundred percent (100%) exercisable and vested. Notwithstanding the foregoing, (unless Optionee is party to a duly authorized written agreement with the Company providing otherwise) this Plan does not constitute a contract of employment or impose on the Company any obligation to retain the Optionee, or to change the Company's policies regarding termination of employment or other provision of services. The employment of Optionees who are Employees is and shall continue to be at-will, as defined under applicable law, and may be terminated at any time, with or without cause.

                (f)     Definitions.

                        (i) Change in Control. For purposes of this Section, a "Change in Control" means the occurrence of any of the following:

                                (A) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

                                (B) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (I) are directors of the Company as of the date hereof, or (II) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

                                (C)     The consummation of a merger or
        consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                                (D)     The consummation of the sale or
        disposition by the Company of all or substantially all the Company's assets.

                        (ii) Cause. For purposes of this Section, "Cause" shall mean (A) any act of personal dishonesty taken by the Optionee in connection with his responsibilities as a service provider to the Company and intended to result in substantial personal enrichment of the Optionee, (B) the Optionee's conviction of a felony, or (C) a willful act by the Optionee which constitutes gross misconduct and which is injurious to the Company, or (D) continued substantial violations by the Optionee of the Optionee's duties to the Company which are demonstrably willful and deliberate on the Optionee's part after there has been delivered to the Optionee a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that the Optionee has committed continued substantial violations of his or her duties.

                (g) Golden Parachute Excise Tax Vesting Acceleration Limitation. Notwithstanding any other provision of this Plan, in the event that the vesting acceleration provided for in this Plan or amounts or benefits otherwise payable to an Optionee (i) constitute "parachute payments" within the meaning of Section 280G of the Code, and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Optionee's accelerated vesting hereunder shall be either

                        (i)     made in full, or

                        (ii) made as to such lesser extent as would result in no portion of such acceleration, amounts or benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Optionee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Optionee otherwise agree in writing, any determination required under this Section shall be made in writing in good faith by the accounting firm serving as the Company's independent public accountants immediately prior to the Change of Control (the "Accountants"). In the event of a reduction in benefits hereunder, the Optionee shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Optionee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

        10. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

        11.     Amendment and Termination of the Plan.

                (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

                (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

        12. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                As a condition to the exercise of an Option or the issuance of Shares on exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        13. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

        14. Agreements. Options shall be evidenced by written agreements in such form as the Board shall approve from time to time.

        15. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted as provided in Section 6. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

PROXY                                                           PRELIMINARY COPY

           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  ADAPTEC, INC.

                                  ADAPTEC, INC.
                  PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                                SEPTEMBER 9, 1999

The undersigned stockholder(s) of Adaptec, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 6, 1999, and hereby appoints Laurence B. Boucher and Andrew J. Brown, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of Adaptec, Inc. to be held on September 9, 1999 at 9:30 a.m., local time, at the offices of the Company located at 801 South Milpitas Boulevard, Milpitas, California, 95035 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

 TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE
                THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                              Please mark
                                                              your votes as  [X]
                                                              indicated in
                                                              this example.


                                     FOR                 WITHHOLD
                                 all nominees        authority to vote
                              listed below (except   for all nominees
                                 as indicated).         listed below.

1. Election of Directors to          [ ]                    [ ]
   serve one year terms.

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

John G. Adler           Robert J. Loarie
Laurence B. Boucher     B.J. Moore
Carl J. Conti           W. Ferrell Sanders
John East               Robert N. Stephens
Ilene H. Lang           Phillip E. White

                                                           FOR  AGAINST  ABSTAIN
2. To approve the Company's 1999 Stock Plan and the        [ ]    [ ]      [ ]
   reservation for issuance thereunder of 1,000,000 shares plus (i) any shares which are reserved but unissued under the Company's 1990 Stock Plan as of the date of the stockholder approval of 1999
   Stock Plan and (ii) any shares returned to the 1990 Stock Plan after the date of stockholder approval of the 1999 Stock Plan as a result of the termination of options under the 1990 Stock
   Plan.

                                                           FOR  AGAINST  ABSTAIN
3. To approve an amendment to the Company's Bylaws         [ ]    [ ]      [ ]
   to prohibit the repricing of outstanding stock options to a lower exercise price during the term of such options without stockholder approval.

                                                           FOR  AGAINST  ABSTAIN
4. To ratify and approve the appointment of                [ ]    [ ]      [ ]
   PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending March 31, 2000.

5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

Signature(s)________________________________________________ Dated________, 1999

(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)


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